EXHIBIT 32

CERTIFICATION REQUIRED BY 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Dinewise, Inc. (the “Registrant") on Form 10-Q for the quarter ended September 28, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Paul A. Roman
Paul A. Roman
Chief Executive Officer

/s/ Thomas McNeill
Thomas McNeill
Chief Financial Officer

Date: November 10, 2008

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Dinewise, Inc. and will be retained by Dinewise, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.